UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2024

Nuo Therapeutics, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	000-28443	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8285 El Rio, Suite 190, Houston, Texas 77054
(Address of Principal Executive Offices) (Zip Code)

(346) 396-4770
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On June 27, 2024, Pacific Medical, Inc, (“Pac Medical”) fully exercised a Common Stock Purchase Warrant (the “Warrant’) previously issued by Nuo Therapeutics, Inc. (“Nuo”) on January 1, 2024 in accordance with a Common Stock and Warrant Purchase Agreement dated August 24, 2022 (the “Agreement”). Pac Medical exercised a portion of the Warrant for the issuance of 270,000 shares of Nuo common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price of $0.56 per share for proceeds of $151,200 to Nuo. Pac Medical also exercised the remaining portion of the Warrant representing 230,000 shares of Common Stock on a cashless basis for the issuance of 86,889 shares of Common Stock. As a result, an aggregate of 356,889 shares of Common Stock were issued to Pac Medical.

The Warrant and the Agreement were described in and included as exhibits to a Current Report on Form 8-K filed by Nuo on August 30, 2022 and the most recent Annual Report on Form 10-K filed by Nuo on April 19, 2024.

As a result of the Warrant exercise, the number of shares of Common Stock outstanding is 45,466,238.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive and Chief Financial Officer

Date: June 27, 2024